Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Board of Directors Stock Option Plan of Quantum Corporation of our report dated April 28, 1997 with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997 filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP

Palo Alto, California
June 27 , 1997